UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

SYMMETRY MEDICAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582
(Address of Principal executive offices, including Zip Code)

(574) 268-2252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In the Form 10-Q filed on August 9, 2011, Symmetry Medical, Inc. (“Symmetry”) disclosed that it had entered into a definitive agreement (the “Agreement”) for a transaction (the “Transaction”) and that the Agreement was attached as exhibit 10.61 to the Form 10-Q.  On August 15, 2011 Symmetry closed on the transaction pursuant to the terms of the Agreement, with no revisions thereto.  The Transaction was with PSC Industries, Inc., (“PSC”) and entailed Symmetry’s purchase of all the assets of PSC’s Olsen Medical division, which is located in Louisville, Kentucky.  Olsen Medical manufactures a full line of single-use and reusable bipolar and monopolar forceps, cords, electrosurgical pens/pencils, electrodes, and accessories.  Olsen’s products are primarily sold in the United States and internationally through distributors.  The consideration paid by Symmetry was $11,000,000 in cash, subject to certain post-closing adjustments for inventory, working capital and the like.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: August 18, 2011	Name: Fred L. Hite
Title: Chief Financial Officer